Acquisition of Cameron Centrifugal Compression Division

August 18, 2014

Safe Harbor

This presentation includes "forward-looking statements," which are statements that are not historical facts, including, but not limited to, statements that relate to our intent to acquire the assets of Cameron International Corporation's Centrifugal Compression division, the expected benefits of the proposed transaction, the timing of the transaction and the impact on our earnings per share, EBITDA margins, ROIC and other financial measures. The forward-looking statements in this presentation are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: our ability to timely obtain, if ever, necessary regulatory approvals of the proposed transaction; adverse effects on the market price of our ordinary shares and on our operating results because of our inability to timely complete, if ever, the proposed transaction; our ability to fully realize the expected benefits of the proposed transaction; negative effects of announcement or consummation of the proposed transaction on the market price of the company's ordinary shares; significant transaction costs and/or unknown liabilities; general economic and business conditions that may impact the companies in connection with the proposed transaction; unanticipated expenses such as litigation or legal settlement expenses; changes in capital market conditions; the impact of the proposed transaction on the company's employees, customers and suppliers; and the ability of the companies to successfully integrate operations after the transaction. Actual results could differ materially.

For further information regarding risks and uncertainties associated with our businesses, please refer to our Form 10-K for the year ended December 31, 2013, Form 10-Q for the quarter ended March 31, 2014, June 30, 2014, and in our other SEC filings. We assume no obligation to update these forward-looking statements.

Compelling Strategic and Financial Rationale for Acquisition

Ingersoll Rand.

- ✓ Strengthens our leading compression business
- ✓ Expands product breadth and end market coverage
- ✓ Enhances key engineering and machining capabilities
- ✓ Provides access to attractive, fast-growing end markets
- ✓ Meaningful synergy potential
- ✓ Adheres to disciplined acquisition criteria (EPS / EBITDA Margins / ROIC accretive)

Cameron Centrifugal:
Overview of leading centrifugal compression manufacturer

Ingersoll Rand.

- Leading manufacturer and service provider of centrifugal compressors used in wide range of industries such as oil & gas, power generation and air separation
- Headquartered in Houston with ~850 employees
- 2013 revenues of ~$400M
- Technology leadership with strong innovation
- Global capabilities and service presence
- Strong end-market customer relationships across industrial, manufacturing and oil & gas companies globally

Revenue by geography (2013)



Americas
30%
38%
AsiaPac & Middle East
32%
Europe & Africa

Revenue mix (2013)



Parts & Service
26%
74%
Equipment

Key product lines



Engineered Air | Process Gas | Plant Air

Cameron Centrifugal:
Overview of Broad Compression Portfolio

Ingersoll Rand.

	Engineered Air	Process Gas	Plant Air	Aftermarket
				
Description	• Compressed air and nitrogen for industrial applications	• Mission-critical process gas compression	• Clean, dry, oil-free compressed air	• Complete range of aftermarket services and repair capabilities
Tradename	• MSG® & Turbo-Air®	• MSG®	• Turbo-Air®	
Key End Markets / Applications	• Industrial gases • Metal manufacturing • Petrochemical	• Power generation / fuel gas boosting • Small-scale liquefied natural gas / refrigeration • Gas gathering and processing	• General industrial / instrument air • Automotive electronics • Food & beverage • Petrochemical	

Compression Portfolio Expansion Enhances Ingersoll Rand's Overall Compression Capabilities



Ingersoll Rand
Cameron
Compressors
Pressure range/application
High
Medium
Low
Process gas
Hydrocarbon CO/CO2
Engineered air
Industrial gasses, PET
Plant air
General industry
Low pressure air
General industry
Blowers and fans
MSG®
MSG®
Recip
Contact-cooled rotary
Turbo Air®
MSG®
Oil-free rotary
Centac®
Turbo Air® LP
Positive Displacement – Lobe
Multistage Blowers
Flow m³/hr.
175
350
2,000
30,000
170,000
Air Treatment
Air treatment dryers, filters
Air drying and filtration

Strong Global Operations and Channel Capabilities

- 2 manufacturing facilities: US and China
- 11 sales offices on 4 continents
- 5 aftermarket service centers: Houston (TX), Buffalo (NY), Milan (Italy), Pune (India) and Gaomi (China)
- ~90 distributors in 55 countries
- ~$100M high-margin aftermarket: 26% of revenues
- Installed base over 12,000 units
  - Performs upgrade repairs and service







Key Financial Highlights Demonstrate Significant Value Creation Opportunity

Ingersoll Rand

- $850M purchase price
  - 2015 EBITDA multiple ~10.5 excluding synergies and ~6.5 with gross synergies
- Anticipate funding through a combination of cash and debt
- Structure: Primarily asset purchase
- Expect to generate meaningful synergies
- Adheres to disciplined M&A approach and screening criteria
  - Accretive to EBITDA margins, EPS and ROIC in 2015 and beyond

Synergy Potential Provides Substantial Incremental Value

Ingersoll Rand.

Revenue

- Broader, integrated product offerings for customers
- Leverage Ingersoll Rand service network and growth initiatives

Cost

- Direct material procurement
- Streamline engineering/new product development efforts
- Leverage of overhead structure

Tax

- Amortization of asset step-up and integration to Ingersoll Rand structure

EPS

- Estimated EPS impact of gross synergies
  - $0.08 to $0.10 in 2015
  - $0.15 to $0.20 at run rate

Acquisition Consistent with Disciplined, Balanced Capital Allocation Approach to Maximize Shareholder Value

- Maintain strong balance sheet and solid investment grade metrics to fund future investments and growth
- Anticipate refinancing of 2015 maturities ($500M)
- Anticipate moderate incremental debt
  - Supported by additional earnings from Cameron and core earnings growth
- 2014 share repurchase estimate of $1.375B

Transaction Timeline
with Expected Closing Before End of Year 2014

Ingersoll Rand.

Event	Date
Announcement	August 18, 2014
Regulatory approvals	Now – 4Q 2014
Expected close	Before end of year
Integration	Through 2015

Summary

- Strategic addition to our core Compressed Air business and enterprise compression capabilities
- Consistent with articulated strategy
- Meaningful synergies generated
- Accretive to EBITDA margins, EPS and ROIC in 2015 and beyond
- Will update progress and estimates with Q3 earnings

Ingersoll Rand®